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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of our report dated June 20, 1996, relating to the financial statements of Cross-Country Auto Retailers, Inc., which appears in such Prospectus. We also hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of our report dated June 4, 1996, relating to the financial statements of Jim Glover Dodge, Inc., which appears in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.

PRICE WATERHOUSE LLP

Forth Worth, Texas
June 21, 1995